Filed Pursuant to Rule 424(b)(5)

Registration No. 333-214644

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 28, 2016)

1,525,000 Shares of Class A Common Stock and

Warrants to Purchase 965,500 Shares of Class A Common Stock

We are offering 1,525,000 shares of our Class A common stock, $0.001 par value per share, and Series A warrants (“Series A warrants”) to purchase up to 965,500 shares of Class A common stock at an exercise price of $3.60 per share.   Each share of our Class A common stock along with 0.63311475 Series A warrant to purchase Class A common stock is being sold at purchase price of $3.60 per share to certain investors pursuant to this prospectus supplement and the accompanying prospectus.  In a concurrent private placement, we are also offering to such investors, Series B warrants (“Series B warrant”) to purchase up to 1,525,000 shares of our Class A common stock and Series C warrants (“Series C warrant”) to purchase up to 965,500 shares of our Class A common stock with each of the Series B warrants and Series C warrants having an exercise price of $4.00 per share. The Series C warrants vest on a 1-for-1 basis upon the holder’s exercise of Series A warrants during their term. Collectively, the Series A, B and C warrants are referred to herein as the “Warrants” and the Series B warrants and Series C warrants are referred to herein as the “Private Warrants.”  The Private Warrants and the shares of Class A common stock issuable upon the exercise of the Private Warrants (“Private Warrant Shares”) are being offered pursuant to the exemption provided Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.  The Private Warrants being issued in the concurrent private placement and the Series A warrants are not listed on any securities exchange, and we do not expect to list the Warrants.

Our Class A common stock is listed on the Nasdaq Capital Market and traded under the symbol “SRAX”. The last reported sale price of our common stock on the Nasdaq Capital Market on August 9, 2019 was $3.80 per share.

As of July 8, 2019, the aggregate market value of the outstanding Class A common stock held by non-affiliates, computed by reference to the price at which our Class A common stock was last sold on July 8, 2019 was $59,567,026.07, based on 12,459,123 shares of our outstanding Class A common stock as of August 11, 2019, of which 11,303,041 shares were held by non-affiliates. During the 12 calendar months prior to and including the date of this prospectus (excluding this offering), we have sold an aggregate of $6,751,300 of securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” appearing on pages S-6 of this prospectus supplement and elsewhere in this prospectus supplement and the accompanying base prospectus for a discussion of information that should be considered in connection with an investment in our securities.

We have engaged The Special Equities Group, LLC, a division of Bradley Woods & Co. Ltd., and WestPark Capital, Inc. to act as our co-placement agents in connection with the offer and sale of the shares of our Class A common stock and Series A warrants. The placement agents have agreed to use their reasonable best efforts to sell the shares of Class A common stock and Series A warrants offered by this prospectus supplement and the accompanying prospectus. We have agreed to pay the placement agents the placement agent fees set forth in the table below, which assumes that we sell all of the shares of Class A common stock and Series A warrants we are offering.

	Per Share and Warrants	Total

Offering Price	$3.60	$5,490,000
Placement Agent Fees (1)(2)	$0.276262	$421,300
Proceeds, before expenses, to us (2)	$3.323738	$5,068,700

———————

(1)

Represents blended rate of the respective cash commissions paid to the placement agents on their respective portions of the gross proceeds. In addition, we have agreed to reimburse the placement agents for certain of their expenses and to grant warrants to purchase shares of Class A common stock to one of the placement agents (the “Placement Agent Warrants”), and to pay a fee to one of the placement agents upon the exercise of a portion of Warrants, as described under the “Plan of Distribution” on page S-12 of this prospectus supplement.

(2)

The amount of the offering proceeds to us presented in this table does not give effect to the exercise, if any, of (i) the Series A warrants issued in the offering or (ii) the Private Warrants issued in the concurrent private placement, or (iii) the Placement Agent Warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We anticipate delivery of the shares and warrants will take place on or about August 14, 2019, subject to the satisfaction of certain closing conditions.

The Special Equities Group, LLC

a division of Bradley Woods & Co., Ltd.

WestPark Capital, Inc.

The date of this prospectus supplement is August 12, 2019.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of the registration statement on Form S-3 (File No. 333-214644) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process to register sales of our securities under the Securities Act of 1933, as amended, or the Securities Act. This document consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part is the accompanying prospectus filed with the SEC as part of the registration statement that was declared effective by the SEC on November 28, 2016, including the documents incorporated by reference, that gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined.

This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

We sometimes refer to the shares of Class A common stock offered hereby as the “securities” or “common stock”.

This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents to which we have referred you in the section of this prospectus supplement entitled “Where You Can Find More Information.”

You should rely only on this prospectus supplement, the accompanying prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus as well as any free writing prospectus. We and the placement agent have not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The industry and market data contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are based either on our management’s own estimates or on independent industry publications, reports by market research firms or other published independent sources. Although we believe that such data contained herein from such sources is reliable, there can be no assurance or guarantee as to the accuracy or completeness of the information obtained from these sources. Unless otherwise indicated, all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus concerning our industry in general or any segment thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus supplement or in the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all of the information that may be important to you or that you should consider before investing in our securities. Before making an investment decision, you should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, including “Risk Factors” beginning on page S-6 of this prospectus supplement.

As used in this prospectus supplement, unless context otherwise requires, the words “we,” “us,” “our,” “the Company,” “Social Reality” and “Registrant” refer to Social Reality, Inc. and its subsidiaries. Also, any reference to “common stock,” refers to our $0.001 par value Class A common stock.

Our Business

We are a digital marketing and data technology company with tools to reach and reveal valuable audiences with marketing and advertising communication. Our machine-learning technology analyzes marketing data to identify brands and content owners' core consumers and their characteristics across marketing channels. Through an omnichannel approach that integrates all aspects of the advertising experience into one platform, we discover new and measurable opportunities that amplify campaign performance and maximize profits. In addition to our business services and technologies, we also operate a direct to consumer platform, BIGToken, that enables consumers to own, manage and sell access to their digital identity and data. This provides us with a direct consumer relationship and gives us valuable proprietary data. We derive our revenues from:

·

sales of digital advertising campaigns to advertising agencies and brands;

·

sales of media inventory through real-time bidding, or “RTB”, exchanges;

·

creation of custom platforms for buying media on SRAX for large brands; and

·

sales of proprietary consumer data.

The core elements of our business are:

·

Social Reality Ad Exchange or "SRAX" – Real Time Bidding sell side and buy side representation is our technology which assists publishers in delivering their media inventory to the RTB exchanges. The SRAX platform integrates multiple market-leading demand sources, including OpenX, Pubmatic and AppNexus. We also build custom platforms that allow our agency partners to launch and manage their own RTB campaigns by enabling them to directly place advertising orders on the platform dashboard and view and analyze results as they occur;

·

SRAXauto tools enable targeting and engagement with potential auto buyers at dealerships, auto shows, and at home across desktop and mobile environments;

·

SRAXcore is our generalized services and technologies supporting brands and agencies in data management, audience optimization, and multi-channel and omnichannel media and marketing services;

·

SRAXshopper tools enable brands and agencies to connect with shoppers driving in store an online sales;

·

SRAXir tools to assist public companies in analyzing and marketing to their shareholder population; and

·

BIGToken which is a platform that allows consumers to manage and participate in the sales of their digital data.

Marketing and sales

We market our services through our in-house sales team, which is divided into two distinct activities. One group is responsible for brand advertisers and advertising agencies, and the other is responsible for publisher acquisition and management. Our in-house marketing is focused on social media, including Facebook, LinkedIn and Twitter, public relations (PR), industry events and the creation of white papers which assist in our marketing efforts and are used as lead generation tools for our sales team. We also attend industry specific events such as AdTech, AdExchanger, and Salesforce annual events and local events in Los Angeles and New York.

Intellectual property

We currently rely on a combination of trade secret laws and restrictions on disclosure to protect our intellectual property rights. Our success depends on the protection of the proprietary aspects of our technology as well as our ability to operate without infringing on the proprietary rights of others. We also enter into proprietary information and confidentiality agreements with our employees, consultants and commercial partners and control access to, and distribution of, our software documentation and other proprietary information. Prior to our acquisition of Five Delta in December 2014, in October 2014 it filed a U.S. patent for a method and system for bidding and performance tracking using online advertisements and provisional status has been granted under 62/060,247. In addition, it claimed the benefit of a pending U.S. patent number 61/604,348 for online advertising scoring. The provisional patent application has now been converted to a non-provisional patent application number 12/960,435 and is awaiting examination by the U.S. Patent Office.

Competition

We operate in a highly competitive environment. Our competitors include companies who focus on the RTB market and companies who are focused on providing social media applications on a managed and self-service basis. We believe we compete based on our ability to: (i) assist our customers in obtaining the best available prices, (ii) our excellent customer service and (iii) our innovative products and service offerings. The barrier to entry to our industry is low. We believe that in the future we will face increased competition from these companies as they expand their operations as well as new entrants to our industry. Most of the entities against which we compete, or may compete, are larger and have greater financial resources than our company. Competition for advertising placements among current and future suppliers of Internet navigational and informational services, high-traffic websites and Internet service providers, as well as competition with other media for advertising placements, could result in significant price competition, declining margins and reductions in advertising revenue. In addition, as we continue our efforts to expand the scope of our services, we may compete with a greater number of publishers and other media companies across an increasing range of different services, including vertical markets where competitors may have advantages in expertise, brand recognition and other areas. If existing or future competitors develop or offer products or services that provide significant performance, price, creative or other advantages over those offered by us, our business, results of operations and financial condition could be negatively affected. We also compete with traditional advertising media, such as direct mail, television, radio, cable, and print, for a share of advertisers' total advertising budgets. Many current and potential competitors enjoy competitive advantages over us, such as longer operating histories, greater name recognition, larger customer bases, greater access to advertising space on high-traffic websites, and significantly greater financial, technical, sales, and marketing resources. As a result, we may not be able to compete successfully. If we fail to compete successfully, we could lose customers or media inventory and our revenue and results of operations could decline.

BIGToken Platform

On February 1, 2019, the BIGToken Platform became generally available to the public. Users of the BIGToken Platform receive points for undertaking certain actions on the platform. These points are then redeemable for cash directly from us. We also anticipate that users will be able to redeem the points for goods and/or services offered by our sponsors. The value each point being redeemed is at the discretion of management with regard to cash payments and we anticipate at the discretion of our sponsors with regard to goods and/or services. As of June 30, 2019, we have not generated any revenue through the sale of data gathered from users of the BIGToken Platform. Since commencing the BIGToken project, we have spent approximately $4 million in the development and management of the BIGToken Platform. Additionally, as stated above, we are currently obligated to redeem users’ points which are earned on our BIGToken Platform. We are currently redeeming each point for $0.01, subject to the user meeting certain conditions, including, being a US resident. As of June 30, 2019, we recorded a contingent liability for future point redemptions equal to $187,000 and we have redeemed an aggregate of 12 million points for $120,000. In March of 2019, we experienced a surge in the number of users of our BIGToken Platform. As of April 30, 2019, we had approximately 15 million users, based upon the points accumulated by qualified users, we may be required to redeem in excess of $500,000 worth of points.

In February of 2019, we filed a registration statement with the SEC in order to register shares of our BIGToken tracking stock (“BIGToken Stock”). Subsequently, we received comments from the SEC and are currently in the process of reviewing such comments. As of the date hereof, we have not issued any shares of BIGToken Stock.

Notwithstanding the foregoing, we believe that in order to fully launch the BIGToken Platform and recognize all the benefits therefrom, not only will we be required to further increase the functionally of the platform (the development of blockchain technology that has yet to be developed and implemented regarding the tracking of brand transactions) but we will also need to comply with both state and federal securities laws and regulations with regard to certain aspects of the platform and specifically, BIGToken. There can be no assurances that we will successfully develop the blockchain portion of the BIGToken Platform or that we will be able to comply with any applicable laws or regulations on a timely basis, if at all. Our failure to successfully complete the development of the BIGToken Platform or to adequately comply with applicable laws and regulations, or comply with them on a timely basis, will greatly impact the value and utility of the BIGToken Platform and could materially impact the operations of our company.

Employees

At August 1, 2019, we had 47 full-time employees. We also contract for the services of an additional approximately 75 individuals from a third-party provider in Mexicali, Mexico. There are no collective bargaining agreements covering any of our employees.

Our Corporate Information

Our principal corporate office is located at 456 Seaton Street, Los Angeles, CA 90013 and our main phone number is 323-694-9800.

We were originally organized in August 2009 as a California limited liability company under the name Social Reality, LLC, and we converted to a Delaware corporation effective January 1, 2012. Social Reality, LLC began business in May 2010. Upon the conversion, we changed our name to Social Reality, Inc.

We have not incorporated by reference into this prospectus supplement the information in, or that can be accessed through, our website and you should not consider it to be a part of this prospectus supplement.

THE OFFERING

Issuer	Social Reality, Inc.

Common stock offered by us	1,525,000 shares of Class A common stock.

Warrants offered by us

Series A warrants to purchase up to 965,500 shares of Class A common stock.  Each share of Class A common stock is being sold together with a Series A warrant to purchase 0.63311475 of a share of our Class A common stock.  Each Series A warrant will have an exercise price of $3.60 per share, will be immediately exercisable, and will expire on the 90 day anniversary of the original issue date.

Concurrent private placement of Warrants

In a concurrent private placement, we are also issuing to investors (i) Series B warrants to purchase up to 1,525,000 shares of Class A common stock and (ii) Series C warrants to purchase up to 965,500 shares of our Class A common stock. Each Series B warrant and Series C warrant will be exercisable for one share of our Class A common stock at an exercise price of $4.00 per share. Each B warrant and Series C warrant shall be exercisable commencing six months after the date of issuance and shall expire on October 1, 2022.  Additionally, each Series C warrant shall vest ratably from time to time in proportion to the holder’s exercise of the Series A warrants issued in the offering pursuant to this prospectus supplement and the accompanying prospectus. The Private Warrants and the Private Warrant Shares are not being registered under the Securities Act and are being offered pursuant to an exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The Private Warrants are not and will not be listed for trading on any national securities exchange. Each purchaser will be an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.

Offering price	$3.60 per share of Class A common stock and Series A warrant.

Gross offering proceeds	$5,490,000

Class A Common stock to be outstanding after this offering	13,984,123 shares

Use of Proceeds	We intend to use the net proceeds received from this offering for working capital purposes. Please see “Use of Proceeds” on page S-7.

Risk Factors

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and page 4 of the accompanying prospectus, as well as the risk factors sections of any documents incorporated by reference into this prospectus supplement.

Market for our Common Stock	Our Class A common stock is listed and traded on Nasdaq Capital Market under the symbol “SRAX”

The number of shares of our Class A common stock to be outstanding immediately after this offering is based on 10,109,530 shares of our common stock outstanding as of March 31, 2019 plus:

·

58,101 shares of Class A common stock that were issued on August 5, 2019 pursuant to a settlement and general release related to the purchase of a trade receivable;

·

18,180 shares of Class A common stock issued on May 15, 2019 pursuant to the exercise of an outstanding warrant;

·

275,000 shares of Class A common stock issued on May 13, 2019, of which (i) 200,000 were purchased by an investor in a private placement and (ii) 75,000 which were issued pursuant to a consulting agreement with such investor;

·

1,687,825 shares of Class A Common stock issued in April 2019 pursuant to the Company’s registered direct offering;

·

310,487 shares of Class A common stock issued on April 9, 2019 pursuant to the exercise of outstanding warrants;

But excludes:

·

1,241,514 shares of Class A common stock underlying outstanding options issued pursuant to our equity compensation plans having a weighted average exercise price of $4.24 per share;

·

4,396,366 shares of our Class A common stock issuable upon exercise of outstanding warrants having a weighted average exercise price of $3.89 per share;

·

768,736 shares of our Class A common stock reserved for issuance pursuant to future grants and/or award under our equity compensation plans;

·

965,500 shares of Class A common stock reserved for issuance upon exercise of the Series A warrants issued in the offering and having an exercise price of $3.60 per share;

·

1,525,000 shares of Class A common stock reserved for issuance upon the exercise of the Series B warrants offered to the investors in the concurrent private placement having an exercise price of $4.00 per share;

·

965,000 shares of Class A common stock reserved for issuance upon the exercise of the Series C warrants offered to the investors in the concurrent private placement having an exercise price of $4.00 per share; and

·

Up to 59,668 shares of Class A common stock reserved for issuance upon exercise of the warrants to be issued as compensation to the placement agent in this offering, having an exercise price of $4.50 per share.

Except as otherwise indicated herein, all information in this prospectus supplement, including the number of shares that will be outstanding after this offering, does not assume or give effect to the issuance of any shares as a result of the exercise of any outstanding securities or to the exercise of the Private Warrants offered in the concurrent private placement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, together with all of the other information included in this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein.

For a discussion of additional risks associated with our business, our intellectual property, government regulation and approval of our product candidates, our industry and an investment in our Class A common stock, see the section entitled “Risk Factors” in our most Annual Report on Form 10-K, for the year ended December 31, 2018, and any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement.

If any of the risks described below, or those incorporated by reference into this prospectus supplement actually occur, our business, financial condition or results of operations could suffer. In that case, the trading price of our Class A common stock may decline and you may lose all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition and results of operations. Certain statements below are forward-looking statements. See the information included under the heading “Note Regarding Forward-Looking Statements.”

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated currently and described under “Use of Proceeds” on page S-7. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our company.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our Class A common stock.

We are generally not restricted from issuing additional Class A common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Class A common stock. The market price of our Class A common stock could decline as a result of sales of Class A common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, Class A common stock after this offering or the perception that such sales could occur.

You will experience immediate and substantial dilution in the net tangible book value per share of our Class A common stock.

The public offering price of our Class A common stock and accompanying Warrants being offered is substantially higher than the net tangible book value per share of our Class A common stock outstanding prior to this offering. Therefore, if you purchase our Class A common stock and Warrants in this offering, you will incur immediate and substantial dilution of $3.29 in net tangible book value per share from the price you paid, based on our financial statements as of March 31, 2019. If the Warrants offered hereby or outstanding options or warrants to purchase common stock are exercised, you will experience additional dilution. For a further description of the dilution that you will experience immediately after this offering, see “Dilution” on page S-8.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning product development and commercialization plans and timelines, any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. In addition, forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “seek,” “could,” “may,” “might,” or any variations of such words or other words with similar meanings. All forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements and risk factors set forth in the “Risk Factors” section and elsewhere in this prospectus supplement, in the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2018 and any subsequent Quarterly Reports on Form 10-Q filed with the SEC.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or such other documents, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after payment of placement agent fees and estimated offering expenses and other fees payable by us, will be approximately $5.00 million.

Except as otherwise described in any free writing prospectus that we may authorize to be furnished to you, we currently intend to use the net proceeds from this offering for working capital purposes.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we expect to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

DIVIDEND POLICY

Our business requires significant funding. We currently plan to invest all available funds and any future earnings in our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future.

DILUTION

Our net tangible book value as of March 31, 2019 was approximately ($9.0 million), or ($0.89) per share of our Class A common stock. Net tangible book value per share of our Class A common stock is determined by dividing total tangible assets (less total tangible liabilities) by the aggregate number of shares of our Class A common stock outstanding as of March 31, 2019. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of Class A common stock and accompanying Warrants in this offering and the net tangible book value per share of our Class A common stock immediately after this offering.

Our pro forma net tangible book value as of March 31, 2019, was approximately ($0.6 million), or ($0.05) per share, after giving effect to the following issuances of common stock after March 31, 2019: (i) 58,101 shares of Class A common stock that were issued on August 5, 2019 pursuant to a settlement and general release related to the purchase of a trade receivable, (ii) 18,180 shares of Class A common stock issued on May 15, 2019 pursuant to the exercise of an outstanding warrant, (iii) 275,000 shares of Class A common stock issued on May 13, 2019, of which (a) 200,000 were purchased by an investor in a private placement and (b) 75,000 which were issued pursuant to a consulting agreement with such investor, (iv) 1,687,825 shares of Class A Common stock issued on in April 2019 pursuant to the Company’s registered direct offering, and (v) 310,487 shares of Class A common stock issued on April 9, 2019 pursuant to the exercise of outstanding warrants.

After giving effect to the sale of 1,525,000 shares of Class A common stock in this offering at a price of $3.60 per share, and including proceeds received from the sale of our securities and exercise of outstanding convertible securities since March 31, 2019, and after deducting estimated placement agent fees and other estimated offering expenses paid or payable by us, our pro forma as adjusted net tangible book value as of March 31, 2019 would have been approximately $4.3 million, or approximately $0.31 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.36 per share to our existing stockholders and immediate dilution per share of $3.29 to purchasers in this offering. The following table illustrates this calculation on a per share basis:

Offering price per share in this offering		$3.60
Historical net tangible book value per share as of March 31, 2019	$(0.89)
Pro forma increase in net tangible book value per share	$0.84
Pro forma net tangible book value per share as of March 31, 2019	$(0.05)
Increase in pro forma as adjusted net tangible book value per share attributable to purchasers in this offering	$0.36
Pro forma as adjusted net tangible book value per share immediately after this offering		$0.31
Dilution per share to purchasers in this offering		$3.29

The number of shares of our Class A common stock to be outstanding immediately after this offering is based on 10,109,530 shares of our common stock outstanding as of March 31, 2019, and excludes as of that date:

·

1,241,514 shares of Class A common stock underlying outstanding options issued pursuant to our equity compensation plans having a weighted average exercise price of $4.24 per share;

·

4,396,366 shares of our Class A common stock issuable upon exercise of outstanding warrants having a weighted average exercise price of $3.89 per share;

·

768,736 shares of our Class A common stock reserved for issuance pursuant to future grants and/or award under our equity compensation plans;

·

965,500 shares of Class A common stock reserved for issuance upon exercise of the Series A warrants issued in the offering and having an exercise price of $3.60 per share;

·

1,525,000 shares of Class A common stock reserved for issuance upon the exercise of the Series B warrants offered to the investors in the concurrent private placement having an exercise price of $4.00 per share;

·

965,000 shares of Class A common stock reserved for issuance upon the exercise of the Series C warrants offered to the investors in the concurrent private placement having an exercise price of $4.00 per share; and

·

Up to 59,668 shares of Class A common stock reserved for issuance upon exercise of the warrants to be issued as compensation to the placement agents in this offering, having an exercise price of $4.50 per share.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering shares of our Class A common stock and Series A warrants to purchase shares of our Class A common stock.

The shares of Class A common stock and Series A warrants that we are issuing are immediately separable and will be issued separately. The shares of Class A common stock issuable from time to time upon exercise of the Series A warrants are also being offered pursuant to this prospectus supplement.

Description of Class A common stock

The material terms and provisions of our Class A common stock and each other class of our securities which qualifies or limits our common stock are described under the heading “Description of Capital Stock” in the accompanying prospectus.

Description of Series A warrants to purchase Class A common stock

The following is a brief summary of certain terms and conditions provisions of the Series A warrants offered by this prospectus supplement and is subject in all respects to the provisions contained in the Series A warrant.

Form. The Series A warrants will be issued as individual warrant agreements to the investors.

Amount. Each purchaser will receive 0.63311475 of a Series A warrant exercisable into shares of Class A common stock for each share of Class A common stock purchased.

Exercisability. The Series A warrants will be exercisable at any time after their issuance and expire on November 12, 2019. The Series A warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Class A common stock underlying the Series A warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Class A common stock purchased upon such exercise or otherwise by “cashless exercise” as described below. No fractional shares of common stock will be issued in connection with the exercise of a Series A warrant, but rather the number of shares of Class A common stock to be issued shall be rounded up to the nearest whole number.

Registration of Underlying Shares. The issuance of shares of Class A common stock upon exercise of the Series A warrants is registered pursuant to the registration statement of which this prospectus supplement forms a part. If a registration statement under the Securities Act covering the exercise of the Series A warrants is not available at any time, then the holder may exercise the warrants using “cashless exercise” and we expect that the Series A warrants will be exercisable on a cashless basis.

Limitations on Exercise and Issuance. A holder may not exercise a Series A warrant and we may not issue shares of Class A common stock under the Series A warrants if, after giving effect to the exercise or issuance the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the outstanding shares of our Class A common stock, provided that the holder may increase or decrease the beneficial ownership limitation up to 9.99%, provided, further, that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to the Company.

Exercise Price. The initial exercise price per share of Class A common stock purchasable upon exercise of the Series A warrants is $3.60 per share of Class A common stock. The exercise price of the Series A warrants is subject to adjustments for stock splits, rights offerings, distributions, or certain fundamental transactions.

Transferability. Subject to applicable laws, the Series A warrants may be offered for sale, sold, transferred or assigned without our consent. However, there is no established public trading market for the Series A warrants and we do not expect one to develop.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Series A warrants, which generally include any merger, consolidation, reorganization, or other similar transaction or a series of related transactions which results in our voting securities outstanding immediately prior thereto representing immediately thereafter less than 50% of the combined voting power of the voting securities of or economic interests in us or such surviving or acquiring entity outstanding immediately after such merger, consolidation or reorganization, the sale, transfer or other disposition of all or substantially all of our properties or assets, effects any reclassification, reorganization or recapitalization of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property, consummates a stock or share purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or “group” whereby such other person or “group” acquires more than 50% of the voting power of or economic interests in the then outstanding shares of our capital stock,  the holder shall have the right to receive, for each warrant share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, at the option of the holder, the number of shares of common stock of the successor or acquiring corporation (or of us, if we are the surviving corporation), and any additional consideration, or the Alternate Consideration, receivable as a result of such fundamental transaction by a holder of the number of shares of Class A common stock for which this warrant is exercisable immediately prior to such fundamental transaction. If holders of Class A common stock are given any choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of the warrant following such fundamental transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor, to assume in writing all of the obligations of the company under the Series A warrant in written form and substance reasonably satisfactory to the holder.

Rights as a Stockholder. Except as otherwise provided in the Series A warrants or by virtue of such holder’s ownership of shares of Class A common stock, the holder of a Series A warrant does not have the rights or privileges of a holder of Class A common stock, including any voting rights, until the holder exercises the warrant.

Waivers and Amendments. The terms of a Series A warrant may be amended or waived with the written consent of the Company and the holder of such outstanding Series A warrant.

Market and Exchange Listing. There is currently no market for the Series A warrants. We do not intend to list or qualify for quotation the Series A warrants on The NASDAQ Capital Market or any other national securities exchange or trading system.

PRIVATE PLACEMENT OF WARRANTS

In a concurrent private placement, we are issuing to each of the investors in this offering, Private Warrants to purchase shares of our Class A common stock. The aggregate number of Private Warrant Shares exercisable pursuant to the Private Warrants is 2,490,500, which includes (i) 1,525,000 Series B warrants and (ii) 965,500 Series C warrants. The Private Warrants will be exercisable at an exercise price of $4.00 per share. The exercise price and number of Private Warrant Shares issuable upon the exercise of the Private Warrants will be subject to adjustment in the event of any stock dividend and split, reverse stock split, subsequent rights offerings, recapitalization, reorganization or similar transaction, as described in the Private Warrants.  The placement agents are also acting as co-placement agents in connection with this concurrent private placement.

Each Private Warrant is exercisable commencing six (6) months after the date of issuance and has a term that expires on October 1, 2022.  The Series C warrants vest ratably on a one-for-one basis upon the holder’s exercise of Series A warrants sold in the offering pursuant to this prospectus supplement and the accompanying prospectus.  A holder of the Private Warrants will have the right to exercise the Private Warrants on a “cashless” basis while there is no effective registration statement registering the Private Warrant Shares issuable upon exercise of the Private Warrants. Subject to limited exceptions, a holder of Private Warrants will not have the right to exercise any portion of its Private Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our Class A common stock outstanding immediately after giving effect to such exercise, provided that the holder may increase or decrease the beneficial ownership limitation up to 9.99%, provided, further, that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to the Company.

The Private Warrants and the Private Warrant Shares are not being registered under the Securities Act pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The Warrants and the Warrant Shares are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. All purchasers are required to be “accredited investors” as such term is defined in Rule 501(a) under the Securities Act.

PLAN OF DISTRIBUTION

Pursuant to engagement agreements entered into with The Special Equities Group, LLC, a division of Bradley Woods & Co., Ltd. (“SEG”), dated August 11, 2019, and with WestPark Capital, Inc. dated August 9, 2019 (“WestPark”) (each a “Placement Agent” and collectively, the “Placement Agents”), we have engaged the Placement Agents to act as our co-placement agents in connection with this offering of our shares of Class A common stock and Series A warrants pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the engagement agreements, the Placement Agents have agreed to be our co-placement agents, on a reasonable best efforts basis, in connection with the issuance and sale by us of our shares of Class A common stock and Series A warrants in the offering pursuant to this prospectus supplement and accompanying prospectus. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agents and prospective investors. The engagement agreements do not give rise to any commitment by the Placement Agents to purchase any of our shares of Class A common stock and accompanying Series A warrants, and the Placement Agents will have no authority to bind us by virtue of the engagement agreement. Further, the Placement Agents do not guarantee that they will be able to raise new capital in any prospective offering. The Placement Agents may engage sub-agents or selected dealers to assist with this offering.

The Placement Agents propose to arrange for the sale of the shares of Class A common stock and Series A warrants we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more investors through securities purchase agreements directly between the purchasers and us.

We expect to deliver the shares of our Class A common stock and accompanying Series A warrants being offered pursuant to this prospectus supplement on or about August 14, 2019, subject to customary closing conditions.

We have agreed to pay to WestPark and SEG a cash commission of 7% and 8%, respectively, of their respective portions of the gross proceeds of this offering.  In addition, we have agreed to issue to WestPark placement agent warrants (the “Placement Agent Warrants”) to purchase up to 59,668 shares of Class A common stock.  The Placement Agent Warrants will have an exercise price of $4.50 per share, will have a four (4) year term beginning one (1) year after issuance, will be otherwise in the form of the Series B warrants, and will not be registered on this prospectus supplement and the accompanying prospectus. Pursuant to FINRA Rule 5110(g), the Placement Agent Warrant and any shares issued upon exercise of the Placement Agent Warrant shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in this offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period. We have also agreed to reimburse the legal fees of the Placement Agents in the aggregate amount of $60,000. With respect to 1,027,778 Series A warrants, 650,701 Series B warrants, and 1,027,778 Series C warrants, we have also agreed to pay SEG a cash fee of 8% of proceeds from the exercise of such warrants exercised within 120 days following the closing of this offering and a cash fee of 5% of the proceeds from the exercise of such warrants after such 120 day period following the closing of this offering. SEG will be entitled to the foregoing cash commission and fee described in the immediately preceding sentence in the event that certain specified investors provide capital to us in any future private or public offering, or other financing or capital-raising transaction during the six (6) months following the expiration or termination of our engagement of SEG. We estimate the total expenses payable by us for this offering will be approximately $500,000, which amount includes the Placement Agents’ fees and reimbursable expenses, but not including any future compensation resulting from future offerings or exercise of certain warrants.

We have agreed to indemnify the Placement Agents against certain liabilities relating to or arising out of the Placement Agents’ activities under the engagement agreements, including liabilities under the Securities Act.

Each Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, each Placement Agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, or the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by each Placement Agent acting as principal. Under these rules and regulations, each Placement Agent:

·

may not engage in any stabilization activity in connection with our securities; and

·

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time, each Placement Agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Our Class A common stock is listed on the Nasdaq Capital Market and traded under the symbol “SRAX”.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by the Silvestre Law Group, P.C., Westlake Village, California. The Silvestre Law Group, P.C. or its affiliates or principals own 100,000 shares of our Class A common stock.

EXPERTS

The financial statements incorporated in this prospectus by reference from our Annual Reports on Form 10-K have been audited by RBSM LLP, our current independent registered public accounting firm.  Such financial statements have been so incorporated in reliance upon their authority as experts in accounting and auditing. The firm does not have an interest in the shares being registered in the registration statement to which this prospectus supplement forms a part.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may obtain copies of our public filings, as noted in the paragraph below or by writing or telephoning us at:

Social Reality, Inc.

Attn: Investor Relations

456 Seaton Street

Los Angeles, CA 90013

Phone: (323) 694-9800

Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You can also inspect reports, proxy statements and other information about us at the offices of the National Association of Securities Dealers, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. We maintain a website at http://www.srax.com.  Information contained in or accessible through our website does not constitute a part of this prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus supplement or the accompanying prospectus. A copy of the registration statement can be obtained at the address set forth above. You should read the registration statement for further information about us and these securities.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement or the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement, and you should read it with the same care that you read this prospectus supplement. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement, and will be considered to be a part of this prospectus supplement from the date those documents are filed.

We incorporate by reference into this prospectus supplement the following documents and information filed with the SEC:

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Our Annual Report on Form 10-K for the year end December 31, 2018, filed with the SEC on April 16, 2019;

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Our Quarterly Report on Form 10-Q for the fiscal quarter ended: March 31, 2019, filed on May 15, 2019;

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Our Amendment No.2 to the Quarterly Report for the fiscal quarter ended March 31, 2018 filed on August 7, 2019;

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Our Amendments No.1 to the Quarterly Reports for the fiscal quarter ended June 30, 2018, filed on August 7, 2019; and September 30, 2018 filed on August 7, 2019;

·

Our Current Reports on Forms 8-K filed with the SEC on January 4, 2019, April 2, 2019 and April 8, 2019, April 10, 2019, May 16, 2019, and June 28, 2019 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

·

The description of our Class A common stock and related rights contained in our registration statement on S-1 filed with the SEC on October 30, 2015, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of this prospectus and before the termination of the offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that are deemed to be furnished and not filed in accordance with SEC rules.

You may request a copy of any of the documents incorporated by reference into this prospectus, at no cost, by writing or telephoning us at the following address: Corporate Secretary, Social Reality, Inc., 456 Seaton Street, Los Angeles, CA 90013, telephone number (323) 694-9800.

PROSPECTUS

$25,000,000

Social Reality, Inc.

CLASS A COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

We may offer and sell, from time to time in one or more offerings, any combination of Class A common stock, preferred stock, warrants or units having a maximum aggregate offering price of $25,000,000.  When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

The aggregate market value of our outstanding common stock held by non-affiliates is $27,490,398 based upon 6,941,077 shares of Class A common stock outstanding, of which 4,090,833 shares are held by non-affiliates, and a per share value of $6.72 based upon the closing price of our Class A common stock on the Nasdaq Capital market on November 14, 2016. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “SRAX.”  The last reported sale price of our Class A common stock on November 14, 2016 was $6.72 per share.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” beginning on page 15. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” on page 4 for more information on these risks. Additional risks, if any, will be described in the prospectus supplement related to a potential offering under the heading “Risk Factors”. You should review that section of the related prospectus supplement for a discussion of matters that investors in such securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 28, 2016

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
AVAILABLE INFORMATION	2
OUR COMPANY	2
Corporate information	3
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION	3
RISK FACTORS	4
Risks Related to our Business	4
Risks Related to this Offering and Ownership of our Securities	8
USE OF PROCEEDS	12
DESCRIPTION OF CAPITAL STOCK	12
Common stock	12
Preferred stock	13
Special approval for change in control transactions	13
Transfer agent	14
DESCRIPTION OF WARRANTS	14
General	14
Exercise of warrants	14
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	15
PLAN OF DISTRIBUTION	15
LEGAL MATTERS	16
EXPERTS	16
INFORMATION INCORPORATED BY REFERENCE	17
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	17

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration, or continuous offering, process. Under the shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum offering price of up to $25,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the Securities and Exchange Commission includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the Securities and Exchange Commission and the accompanying prospectus supplement together with additional information described under the headings “Available Information” and “Information Incorporated by Reference” before investing in any of the securities offered.

We may sell securities to or through underwriters or dealers, and also may sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers and the compensation, if any, of such underwriters, dealers or agents will be set forth in the accompanying prospectus supplement.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used herein, “Social Reality”, “we”, “us” or “our” refers to Social Reality, Inc., a Delaware corporation, and our subsidiaries.

AVAILABLE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any materials that we file at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers such as our company that file electronically with the Securities and Exchange Commission.

We have filed a registration statement under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the securities to be sold by pursuant to this prospectus. This prospectus has been filed as part of the registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. You may:

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inspect a copy of the registration statement, including the exhibits and schedules, without charge at the Securities and Exchange Commission’s Public Reference Room;

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obtain a copy from the Securities and Exchange Commission upon payment of the fees prescribed by the Securities and Exchange Commission; or

·

obtain a copy from the Securities and Exchange Commission’s website at www.sec.gov.

Our website address is www.socialreality.com. We make available free of charge, through the investor section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

OUR COMPANY

We are an Internet advertising and platform technology company that provides tools to automate the digital advertising market. Our focus is to provide technology tools that enable both publishers and advertisers to maximize their digital advertising initiatives. We derive our revenues from:

·	sales of digital media advertising campaigns to advertising agencies and brands;

·	sales of media inventory through real-time bidding, or "RTB," exchanges;

·	sale and licensing of our SRAX Social platform and related media; and

·	creation of custom platforms for buying media on SRAX for large brands.

The core elements of our business are:

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Social Reality Ad Exchange or "SRAX" – RTB sell side and buy side representation is our technology which assists publishers in delivering their media inventory to the RTB exchanges. The SRAX platform integrates multiple market-leading demand sources including OpenX, Pubmatic and AppNexus. We also build custom platforms that allow our agency partners to launch and manage their own RTB campaigns by enabling them to directly place advertising orders on the platform dashboard and view and analyze results as they occur;

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SRAXmd is our ad targeting and data platform for healthcare brands, agencies and medical content publishers. Healthcare and pharmaceutical publishers utilize the platform for yield optimization, audience extension campaigns and re-targeting of their healthcare professional audience. Agencies and brands purchase targeted digital and mobile ad campaigns;

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SRAX Social, is a social media and loyalty platform that allows brands to launch and manage their social media initiatives. Our team works with customers to identify their needs and then helps them in the creation, deployment and management of their social media presence; and

·	SRAX APP, a recently launched new product, which is a platform that allows publishers and content owners to launch native mobile applications through our SRAX platform.

We offer our customers a number of pricing options including cost-per-thousand-impression, or "CPM", whereby our customers pay based on the number of times the target audience is exposed to the advertisement, and on a monthly service fee.

Corporate information

We are incorporated in Delaware.  Our principal executive offices are located at 456 Seaton Street, Los Angeles, CA  90013, and our telephone number is (323) 694-9800. Our fiscal year end is December 31.  Except as specifically set forth herein, the information which appears on our website at www.socialreality.com is not part of this prospectus.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Forward-looking statements include, but are not limited to, statements about:

·	our history of losses;

·	the terms of the Financing Agreement and its impact on our business and operations;

·	our dependence on revenues from a limited number of customers;

·	the impact of our debt obligations on our liquidity and financial condition;

·	our ability to manage our relationships with our publishers;

·	risks associated with loss to access to the Facebook platform;

·	risks associated with loss of access to real time bidding inventory buyers and RTB platforms;

·	our dependence on our executive officers;

·	the continued appeal of Internet advertising;

·	risks related to possible future acquisitions;

·	the possible exercise of the put right by the holder of the Financing Warrant (as hereinafter defined);

·	the limited market for our Class A common stock;

·	risks associated with securities litigation;

·	our failure to meet financial performance guidance;

·	risks associated with material weaknesses in our internal control over financial reporting;

·	anti-takeover provisions of Delaware law;

·	the possible issuance of shares of our Class B common stock;

·	our failure to attract securities or industry analysts;

·	concentration of ownership by our management;

·	dilution to our stockholders from the exercise of outstanding options and warrants, including those with cashless features; and

·	the terms of indemnification agreements with our executive officers and directors.

Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this report in its entirety, including the risks described in Item 1A. - Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission on March 16, 2016 and our subsequent filings. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

RISK FACTORS

An investment in our securities involves a significant degree of risk. You should not invest in our securities unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our securities. If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations could be materially adversely affected and you could lose your entire investment in our company.

Risks Related to our Business

We have a history of losses and there are no assurances we will report profitable operations in the foreseeable future.

We reported an operating loss of $3.9 million and a net loss of $2.9 million for the nine months ended September 30, 2016.  We reported net losses of $2.7 million and $4.4 million for 2015 and 2014, respectively.  At September 30, 2016 we had an accumulated deficit of $13.0 million.  Our future success depends upon our ability to continue to grow our revenues and profits. We do not have any long term agreements with our customers.  There are no assurances that we will be able to increase our revenues and cash flow to a level which supports profitable operations. We may continue to incur losses in future periods until such time, if ever, as we are successful in significantly increasing our revenues and cash flow beyond what is necessary to fund our ongoing operations, pay our obligations under the Financing Agreement dated October 30, 2014, as amended, with Victory Park Management, LLC, as administrative agent and collateral agent for the lenders and holders of notes and warrants issued thereunder, which we refer to as the "Financing Agreement. If we are able to significantly increase our revenues in future periods, the rapid growth which we are pursuing will strain our organization and we may encounter difficulties in maintaining the quality of our operations. If we are not able to grow successfully, it is unlikely we will be able to generate sufficient cash from operations to pay our operating expenses and service our debt obligations, or report profitable operations in future periods.

The terms of the Financing Agreement contain financial and operating terms which place significant operating demands on our company, may restrict our ability to efficiently operate our business, or could result in significant financial penalties. If we were to breach any of these covenants and terms, the lender could accelerate the amounts due under the Financing Agreement and we would be unable to operate our business as it is presently conducted.

The terms of the Financing Agreement include ongoing requirements to, among other actions, meet financial covenants including minimum leverage and current ratios, and interest and fixed charge coverages.  In August 2016 we entered into a Forbearance Agreement with Victory Park Management, LLC related to our failure to meet certain financial covenants at June 30, 2016.  We do not expect to regain compliance with those financial covenants until the end of the forbearance period which is December 31, 2016.  The terms of the Financing Agreement also create restrictions on how we undertake certain future events and our failure to conduct our business within the confines of these contractual restrictions could result in an event of default under the Financing Agreement.  Upon default, remedies range from notice and cure, to acceleration of both principal and interest. Our operations may not generate sufficient cash to enable us to service our debt. Upon an event of default under the Financing Agreement, if we were unable to cure the default within the prescribed periods, if at all, the lender could increase our interest rates or accelerate all amounts then due. If we were unable to repay these obligations, the lender could foreclose on our assets, in which case our ability to continue our business and operations as then conducted would be in jeopardy. If the lender should foreclose on our assets, we would be unable to continue our business and operations as they are presently conducted and it is likely you would lose your entire investment in our company.

Since our acquisition of Steel Media in October 2014, we have become dependent on revenues from a limited number of customers.  The decline in total revenues from a principal customer, or a change in margins from this customer, will adversely impact our results of operations in future periods so long as revenues from this customer represent a material portion of our total revenues.

For the nine months ended September 30, 2016 revenues for one customer accounted for 49% of our total revenues and for 2015 revenues from this customer accounted for 48% of our total revenues. While we have continued reporting revenues from this customer in the first nine months of 2016 a significant portion of sales to this customer have been made a significantly lower margins as a result of a change in the type of sales being generated.  In an effort to mitigate the impact of these low margin revenues from this one customer, during the third quarter of 2016 we have taken several actions including hiring of additional sales personnel in an effort to broaden our customer base, internally reallocating our sales resources in an effort to broaden our product offerings to additional buy-side clients and exploring new channels of revenue.  Subsequent to September 30, 2016 we have also stopped working on high-volume, low margin business from this client and are only providing industry standard margin solutions going forward. Until such time as we are successful in returning our overall gross margins to hear historic levels, continuing sales to this customer at the significantly lower margin level could have material adverse impact on our results of operations and cash flows in future periods.

Our debt obligations could impair our liquidity and financial condition, and our ability to grow our company could be in jeopardy.  The amounts owed under the Financing Agreement are due on December 31, 2016 and our obligations are secured by our assets.

Our debt obligations are currently comprised of senior notes issued under the Financing Agreement in the aggregate principal amount of approximately $4.0 million at November 1, 2016. The terms of the Financing Agreement contain certain mandatory prepayment requirements which generally require us to calculate excess cash flow on a quarterly basis, and remit approximately 50% of this excess cash to the lender. This dramatically reduces cash flow available to the company for working capital, accretion of a cash reserve, growth initiatives, or additional acquisitions. These obligations may further adversely impact our business and operations in other areas, including making it more difficult to satisfy our other obligations, increasing our vulnerability in the event of a downturn in our business prospects and limiting our flexibility to plan for, or react to, changes in our markets and possibly placing us at a competitive disadvantage when compared to our competitors who have less debt. The amounts outstanding under the Financing Agreement mature on December 31, 2016.  While we are exploring a number of options related to this obligation, including refinancing with a third party, raising additional capital, utilizing availability under the factoring line, or a combination of any of these options, if we should fail to pay the obligation, or extend the due date, an event of default would occur.  Upon an event of default under the Financing Agreement, if we were unable to cure the default within the prescribed periods, if at all, the lender could increase our interest rates or accelerate all amounts then due. If we were unable to repay these obligations, the lender could foreclose on our assets and collateral, in which case our ability to continue our business and operations as then conducted would be in jeopardy. If the lender should foreclose on our assets, it is likely you would lose your entire investment in our company.

Our success is dependent upon our ability to effectively expand and manage our relationships with our publishers.  We do not have any long term contracts with our publishing partners.

We do not generate our own media inventory. Accordingly, we are dependent upon our publishing partners to provide the media which we sell. We depend on these publishers to make their respective media inventories available to us to use in connection with our campaigns that we manage, create or market. We are not a party to any long term agreements with any of our publishing partners and there are no assurances we will have continued access to the media.  Our growth depends, in part, on our ability to expand and maintain our publisher relationships within our network and to have access to new sources of media inventory such as new partner websites and Facebook pages that offer attractive demographics, innovative and quality content and growing Web user traffic volume. Our ability to attract new publishers to our networks and to retain Web publishers currently in our networks will depend on various factors, some of which are beyond our control. These factors include, but are not limited to, our ability to introduce new and innovative products and services, our pricing policies, and the cost-efficiency to Web publishers of outsourcing their advertising sales. In addition, the number of competing intermediaries that purchase media inventory from Web publishers continues to increase. In the event we are not able to maintain effective relationships with our publishers, our ability to distribute our advertising campaigns will be greatly hindered which will reduce the value of our services and adversely impact our results of operations in future periods.

If we were to lose access to the Facebook platform, our SRAX Social growth would be limited and we could lose our existing revenue from these sources.

Facebook currently provides access to companies to build applications on their platform. We have built our SRAX Social platform to use the Facebook application programming interface, or APIs. The loss of access to the Facebook platform would limit our ability to effectively grow a portion of our operations. We are subject to Facebook's standard terms and conditions for application developers, which govern the promotion, distribution and operation of applications on the Facebook platform. Facebook reserves the right to change these terms and conditions at any time. Our business would be harmed if Facebook:

·	discontinues or limits access to its platform by us and other application developers;

·

modifies its terms of service or other policies, including fees charged to, or other restrictions on, us or other application developers, or changes how the personal information of its users is made available to application developers on the Facebook platform or shared by users;

·	establishes more favorable relationships with one or more of our competitors; or

·	develops its own competitive offerings.

We have benefited from Facebook's strong brand recognition and large user base. Facebook has broad discretion to change its terms of service and other policies with respect to us and other developers, and any changes to those terms of service may be unfavorable to us. Facebook may also change its fee structure, add fees associated with access to and use of the Facebook platform, change how the personal information of its users is made available to application developers on the Facebook platform or restrict how Facebook users can share information with friends on their platform. In the event Facebook makes any changes in the future, we may have to modify the structure of our campaigns which could impact the effectiveness of our campaigns and adversely impact our results of operations in future periods.

If we lose access to RTB inventory buyers our business may suffer.

In an effort to reduce our dependency on any one provider of advertising demand, in the first quarter of 2014 we created a platform that utilizes feeds from a number of demand sources for our inventory. We believe that our proprietary technology assists us in aggregating this demand, as well as providing the tools needed by our publishing partners to evaluate and track the effectiveness of the demand that we are aggregating for them. In the event that we lose access to a majority of this demand, however, our revenues would be impacted and our results of operations would be materially adversely impacted until such time, if ever, as we could secure alternative sources of demand for our inventory.

We depend on the services of our executive officers and the loss of any of their services could harm our ability to operate our business in future periods

Our success largely depends on the efforts and abilities of our executive officers, including Christopher Miglino, Erin DeRuggiero, Kristoffer Nelson, Richard Steel and JP Hannan.  We are a party to an employment agreement with each of Mr. Miglino, Ms. DeRuggiero, Mr. Steel and Mr. Hannan, and an "at will" agreement with Mr. Nelson.  Although we do not expect to lose their services in the foreseeable future, the loss of any of them could materially harm our business and operations in future periods until such time as we were able to engage a suitable replacement.

If advertising on the Internet loses its appeal, our revenue could decline.

Our business model may not continue to be effective in the future for a number of reasons, including:

·	a decline in the rates that we can charge for advertising and promotional activities;

·	our inability to create applications for our customers;

·	Internet advertisements and promotions are, by their nature, limited in content relative to other media;

·	companies may be reluctant or slow to adopt online advertising and promotional activities that replace, limit or compete with their existing direct marketing efforts;

·	companies may prefer other forms of Internet advertising and promotions that we do not offer;

·	the quality or placement of transactions, including the risk of non-screened, non-human inventory and traffic, could cause a loss in customers or revenue; and

·	regulatory actions may negatively impact our business practices.

If the number of companies who purchase online advertising and promotional services from us does not grow, we may experience difficulty in attracting publishers, and our revenue could decline.

Additional acquisitions may disrupt our business and adversely affect results of operations.

We may pursue acquisitions in an effort to increase revenue, expand our market position, add to our technological capabilities, or for other purposes. However, any future acquisitions would likely involve risk, including the following:

·

the identification, acquisition and integration of acquired businesses requires substantial attention from management. The diversion of management's attention and any difficulties encountered in the transition process could hurt our business;

·

the anticipated benefits from an acquisition may not be achieved, we may be unable to realize expected synergies from an acquisition or we may experience negative culture effects arising from the integration of new personnel;

·	difficulties in integrating the technologies, solutions, operations, and existing contracts of the acquired business;

·	we may fail to identify all of the problems, liabilities or other shortcomings or challenges of an acquired company, technology, or solution;

·

to pay for future acquisitions, we could issue additional shares of our Class A common stock or pay cash, raised through equity sales or debt issuance. The issuance of any additional shares of our Class A common stock would dilute the interests of our current stockholders, and debt transactions would result in increased fixed obligations and would likely include covenants and restrictions that would impair our ability to manage our operations; and

·	new business acquisitions can generate significant intangible assets that result in substantial related amortization charges and possible impairments.

While our general growth strategy includes identifying and closing additional acquisitions, we are not presently a party of any agreements or understandings. There are no assurances we will acquire any additional companies.

We granted the Financing Warrant holder a put right. The possible exercise of this put right could materially impact our liquidity in future periods and will be dilutive to our existing stockholders.

Pursuant to the Financing Agreement, we issued to the lender a five year warrant to purchase 580,000 shares of our Class A common stock at an exercise price of $5.00 per share, subject to adjustment, which we refer to as the "Financing Warrant." Pursuant to the Financing Warrant, the warrant holder has the right, at any time after the earlier of April 30, 2016 and the maturity date of the note(s) issued under the Financing Agreement, but prior to October 30, 2019, to exercise its put right to sell to us all or any portion of the Financing Warrant that has not been previously exercised at a price equal to an amount based upon the percentage of the Financing Warrant for which the put right is being exercised, multiplied by the lesser of 50% of our total consolidated revenue for the trailing 12-month period ending with our then-most recently completed fiscal quarter, or $1,500,000.  In connection with this offering, the warrant holder has agreed not to exercise the put right prior to earlier of (a) May 15, 2017, and (b) 135 days after the closing of this offering, and (ii) following any exercise of the put right after the expiration of the put standstill period, we will have 45 days to satisfy this obligation.  If the holder of the Financing Warrant was to exercise this put right, our liquidity would be adversely impacted and we may not have sufficient working capital to fund our ongoing operations or pay our other obligations as they become due.  In addition, the resale of the shares of our Class A common stock which are issuable upon the exercise of the Financing Warrant are covered by an effective registration statement.  The issuance of those shares upon the possible exercise of the Financing Warrant will be dilutive to our existing stockholders.

Risks Related to this Offering and Ownership of our Securities

We do not know whether an active, liquid and orderly trading market will develop for our offered securities or what the market price of our offered securities will be and as a result it may be difficult for you to sell your shares of our Class A common stock and warrants.

Prior to October 13, 2016 our Class A common stock was quoted on the OTCQB Tier of the OTC Markets and it was thinly traded.  On October 13, 2016 our Class A common stock began trading on the Nasdaq Capital Market and since that date it has been thinly traded. In addition, prior to this offering there has been no market for the warrants.  An active trading market in our Class A common stock or the warrants may never develop or be sustained following this offering. The public offering price for our Class A common stock and warrants was determined through negotiations with the underwriters, and the negotiated price may not be indicative of the market price of our Class A common stock or the warrants after this offering. The market value of our Class A common stock or the warrants may decrease from the public offering price. As a result of these and other factors, you may be unable to resell your shares of our Class A common stock or warrants at or above the public offering price. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares or warrants. Further, an inactive market may also impair our ability to raise capital by selling shares of our Class A common stock and may impair our ability to enter into collaborations or acquire companies or products by using our shares of Class A common stock as consideration. The market price of our offered securities may be volatile, and you could lose all or part of your investment.

The trading price of the shares of our Class A common stock and warrants following this offering is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this prospectus, these factors include:

·	the success of competitive products;

·	actual or anticipated changes in our growth rate relative to our competitors;

·	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

·	regulatory or legal developments in the United States and other countries;

·	the recruitment or departure of key personnel;

·	the level of expenses;

·	actual or anticipated changes in estimates s to financial results, development timelines or recommendations by securities analysts;

·	variations in our financial results or those of companies that are perceived to be similar to us;

·	fluctuations in the valuation of companies perceived by investors to be comparable to us;

·	inconsistent trading volume levels of our shares;

·	announcement or expectation of additional financing efforts;

·	sales of our Class A common stock by us, our insiders or our other stockholders;

·	market conditions in the technology sectors; and

·	general economic, industry and market conditions.

In addition, the stock market in general, and advertising technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Class A common stock, regardless of our actual operating performance. The realization of any of these risks could have a dramatic and material adverse impact on the market price of the shares of our Class A common stock and warrants.

We may be subject to securities litigation, which is expensive and could divert management attention.

The market price of the shares of our Class A common stock and warrants may be volatile, and in the past companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business. To the extent that any claims or suits are brought against us and successfully concluded, we could be materially adversely affected, jeopardizing our ability to operate successfully. Furthermore, our human and capital resources of could be adversely affected by the need to defend any such actions, even if we are ultimately successful in our defense.

Failure to meet the financial performance guidance or other forward-looking statements we have provided to the public could result in a decline in our stock price.

We have previously provided, and may provide in the future, public guidance on our expected financial results for future periods. Although we believe that this guidance provides investors with a better understanding of management's expectations for the future and is useful to our stockholders and potential stockholders, such guidance is comprised of forward-looking statements subject to the risks and uncertainties described in this prospectus and in our other public filings and public statements. Our actual results may not always be in line with or exceed the guidance we have provided. If our financial results for a particular period do not meet our guidance or if we reduce our guidance for future periods, the market price of our Class A Class A common stock may decline.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

As described in our Annual Report on Form 10-K for the year ended December 31, 2015, our management has determined that, as of December 31, 2015, we did not maintain effective internal controls over financial reporting based on criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework as a result of identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. We have yet to fully remediate the previously identified material weaknesses disclosed in our Annual Report on Form 10-K for the year ended December 31, 2014. While we have never been required to restate our consolidated financial statements, the existence of the continuing material weaknesses in our internal control over financial reporting increases the risk that a future restatement of our consolidated financials is possible.

Delaware law contains anti-takeover provisions that could deter takeover attempts that could be beneficial to our stockholders.

Provisions of Delaware law could make it more difficult for a third-party to acquire us, even if doing so would be beneficial to our stockholders. Section 203 of the Delaware General Corporation Law may make the acquisition of our company and the removal of incumbent officers and directors more difficult by prohibiting stockholders holding 15% or more of our outstanding voting stock from acquiring us, without our board of directors' consent, for at least three years from the date they first hold 15% or more of the voting stock.

The two class structure of our Class A common stock could have the effect of concentrating voting control with a limited group.

Our authorized capital includes two classes of common stock which have different voting rights. Our Class B common stock has 10 votes per share and our Class A common stock has one vote per share. The shares of our Class B common stock were originally held by two of our executive officers who were the founders of our company, but these shares were converted into shares of our Class A common stock in October 2013. While there are presently no shares of Class B common stock outstanding, in the future our board could choose to issue shares to one or more individuals or entities. As a result of the voting rights associated with the Class B common stock, those individuals or entities could have significant influence over the management and affairs of the company and control over matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets, for the foreseeable future. This concentrated voting control could limit your ability to influence corporate matters and could adversely affect the price of our Class A common stock.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the trading price of our Class A common stock or warrants and trading volume could decline.

The trading market for our shares of our Class A common stock and warrants will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on our shares of Class A common stock or warrants. If no securities or industry analysts commence coverage of our company, the trading price for our shares of our Class A common stock and warrants would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our securities or publish inaccurate or unfavorable research about our business, the price of our shares of Class A common stock or warrants would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our securities could decrease, which might cause the trading price of our shares of Class A common stock or warrants and trading volume to decline.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control

Our Class A common stock ownership is highly concentrated.   Members of our board of directors beneficially own approximately 50% of our total outstanding shares of Class A common stock.  As a result of the concentrated ownership of the stock, our board of directors may be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our Class A common stock.

Certain of our outstanding warrants contain cashless exercise provisions which means we will not receive any cash proceeds upon their exercise.

At September 30, 2016 we had common stock warrants outstanding to purchase an aggregate of 2,362,776 shares of our Class A common stock with an average exercise price of $6.17 per share which are exercisable on a cashless basis. This means that the holders, rather than paying the exercise price in cash, may surrender a number of warrants equal to the exercise price of the warrants being exercised. In addition, the exercise price of the Financing Warrant to purchase 580,000 shares of our Class A common stock at an exercise price of $5.00 per share is payable at the option of the warrant holder through a reduction in the principal outstanding under the notes issued under the terms of the Financing Agreement. It is possible that the warrant holders will use the cashless exercise feature, and that the holder of the Financing Warrant will elect to pay the exercise price through a reduction in the amount owed. In either event, it will deprive us of additional capital which might otherwise be obtained if the warrants were exercised on a cash basis.

The elimination of monetary liability against our directors and officers under Delaware law and the existence of indemnification rights held by our directors and officers may result in substantial expenditures by us and may discourage lawsuits against our directors and officers.

Our certificate of incorporation eliminates the personal liability of our directors and officers to our company and our stockholders for damages for breach of fiduciary duty as a director or officer to the extent permissible under Delaware law. Further, our bylaws provide that we are obligated to indemnify any of our directors or officers to the fullest extent authorized by Delaware law. We are also parties to separate indemnification agreements with certain of our directors and our officers which, subject to certain conditions, require us to advance the expenses incurred by any director or officer in defending any action, suit or proceeding prior to its final disposition. Those indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against our directors or officers, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against any of our current or former directors or officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even if such actions, if successful, might otherwise benefit us or our stockholders.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, and development costs. We have not allocated any portion of the net proceeds for any particular use at this time. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital is 250,000,000 shares of Class A common stock, par value $0.001 per share, 9,000,000 shares of Class B common stock, par value $0.001 per share and 50,000,000 shares of blank check preferred stock, par value $0.001 per share. As of November 14, 2016 there were 6,941,077 shares of our Class A common stock issued and outstanding, and no shares of our Class B common stock or any series of preferred stock.  The following description of our common stock and our preferred stock is a summary. You should refer to our articles of incorporation for the actual terms of our capital stock.

Common stock

Class A common stock

Holders of our Class A common stock are entitled to one vote for each share on all matters submitted to a stockholder vote, and vote together with the holders of our Class B common stock as one class. Holders of common Class A common stock do not have cumulative voting rights. Holders of Class A common stock are entitled to share in all dividends that the board of directors, in its discretion, declares on our common equity from legally available funds. If such dividends are in the form of stock, the Class A common stockholder holders will receive shares of our Class A common stock. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of our preferred stock which may then be outstanding, each outstanding share of Class A common stock entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over either class of our common stock.  Holders of Class A common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the Class A common stock. The rights of the holders of Class A common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued.

Class B common stock

Holders of our Class B common stock are entitled to 10 votes for each share on all matters submitted to a stockholder vote, and vote together with the holders of our Class A common stock as one class. Holders of common Class B common stock do not have cumulative voting rights. Holders of Class B common stock are entitled to share in all dividends that the board of directors, in its discretion, declares on our common equity from legally available funds. If such dividends are in the form of stock, the Class B common stockholder holders will receive shares of our Class B common stock. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of our preferred stock which may then be outstanding, each outstanding share of Class B common stock entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over either class of our common stock.  Each share of Class B common stock is convertible into one share of Class A common stock upon the following occurrences:

·	at the option of the holder;

·	upon the "transfer" of the share; and

·	upon the death of the stockholder.

Our certificate of incorporation defines "transfer" of the Class B common stock to mean the sale, assignment, transfer, conveyance, hypothecation, or other transfer or disposition of the shares, or any legal or beneficial interest in the shares, whether voluntary or involuntary. "Transfer" also is deemed to mean transfer to a broker or other nominee (regardless or not if there is a corresponding change in beneficial ownership), or the transfer of or entering into a binding agreement relating "voting control," by proxy or otherwise. "Voting control" means the power, direct or shared, to control the voting or disposition of the stock. Class B common stockholder are permitted to take certain actions which are not considered a "transfer" of the shares, including:

·	granting a proxy over such shares to an officer or director of our company at the request of our board of directors in connection with any manner to be considered at a meeting of our stockholders;

·

entering into a voting trust agreement with holders who are also Class B common stockholders providing the agreement does not exceed a term of one year, is terminable at the holder's option at any time, and does not involve the payment of any consideration; and

·

pledging the shares pursuant to a bona fide loan or indebtedness transaction; provided, however, that if the shares are foreclosed upon in connection with this transaction, such foreclosure will be deemed to be a transfer of the shares and subject to automatic conversion as described above.

Class B common stockholders are permitted to transfer the shares to and from "permitted entities, " which are generally considered to be trusts and retirement accounts for the benefit of the Class B stockholder or one over which such holder exercises voting and dispositive control, and controlled corporations. In the event the Class B common stockholder no longer controls these entities, each share automatically converts into one share of Class A common stock. Each share of Class B common stock also automatically converts into one share of Class A common stock upon the death of the holder.

Holders of Class B common stock have no preemptive or other subscription rights, and there are no redemption provisions for the Class B common stock. The rights of the holders of Class B common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued.

All 9,000,000 shares of Class B common stock were originally held by Mr. Miglino and Ms. DeRuggiero, executive officers and directors who founded our company. In October 2013 they converted their shares of Class B common stock into Class A common stock pursuant to its terms.

Preferred stock

Our board of directors, without further stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our board of directors may authorize the issuance of preferred stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our board of directors can fix limitations and restrictions, if any, upon the payment of dividends on both classes of our common stock to be effective while any shares of preferred stock are outstanding.  We previously designated a series of preferred stock, consisting of 200,000 shares, as Series 1 Preferred Stock.  All such shares have been converted into shares of our Class A common stock in accordance with the designations, rights and preferences of the Series 1 Preferred Stock.  This series of preferred stock has been eliminated and we do not presently have any designated series of preferred stock.

Special approval for change in control transactions

Our certificate of incorporation provides that in the event a person seeks to acquire us by means of a merger or consolidation transaction, a purchase of all or substantially all of our assets, or an issuance of stock which constitutes 2% or more of our outstanding shares at the time of issuance and which results in any person or group owning more than 50% of our outstanding voting power, then these types of acquisition transactions must be approved by our stockholders at an annual or special meeting. At this meeting, we must obtain the approval of stockholders representing the greater of:

·	A majority of the voting power of our outstanding capital stock; and

·	60% of the voting power of the shares of capital stock present in person or represented by proxy at the stockholder meeting and entitled to vote.

Transfer agent

The transfer agent and registrar for our Class A common stock is Transfer Online, Inc., 512 SE Salmon Street, Portland, OR 97214.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or Class A common stock, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The following descriptions, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the Securities and Exchange Commission in connection with any offering of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

·	the title of the warrants;

·	the offering price for the warrants, if any;

·	the aggregate number of the warrants;

·	the terms of the security that may be purchased upon exercise of the warrants;

·	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

·	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

·	the dates on which the right to exercise the warrants commence and expire;

·	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

·	if applicable, a discussion of material United States federal income tax considerations;

·	anti-dilution provisions of the warrants, if any;

·	redemption or call provisions, if any, applicable to the warrants; and

·	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of warrants

Each warrant will entitle the holder of the warrant to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement.  Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.  Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

A summary of any material United States federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in any applicable prospectus supplement.  The summary will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of securities are urged to consult their own tax advisors prior to any purchase of securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, "at-the-market" offerings, negotiated transactions, block trades, or a combination of these methods.  We may sell the securities in one or more of the following ways from time to time:

·	to or through underwriters or dealers;

·	directly to one or more purchasers; or

·	through agents.

The prospectus supplement (and any related free writing prospectuses that we may authorize) will describe the terms of such offering, including:

·	the name or names of any underwriters, dealers or agents;

·	the purchase price of the offered securities and the proceeds to Social Reality from the sale;

·	any over-allotment options under which underwriters may purchase additional securities from us;

·	any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; and

·	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate.  Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities, if any are purchased (other than securities subject to any over-allotment option).

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

·	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security;

·

a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering; or

·

a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.  Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, Social Reality will sell such offered securities to the dealer, as principal.  The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale.  The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by Social Reality to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale.  Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Social Reality to that agent will be set forth, in the prospectus supplement relating to that offering.  Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof.  Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Other than our Class A common stock, which is listed on the Nasdaq Capital Market, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange.  Any Class A common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Capital Market, subject to official notice of issuance.  Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot assure you that there will be a market for the offered securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Pearlman Law Group LLP, 2200 Corporate Boulevard, N.W., Suite 210, Boca Raton, Florida 33431.

EXPERTS

Our consolidated balance sheets as of December 31, 2015 and 2014 and the related consolidated statement of operations, stockholders' deficit and cash flows for the years ended December 31, 2015 and 2014 included in this prospectus have been audited by RBSM LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Securities and Exchange Commission will update and supersede this information. We incorporate by reference the documents listed below, any of such documents filed since the date this registration statement was filed and any future filings with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of the offering of securities covered by this prospectus:

·	our Annual Report on Form 10-K for the year ended December 31, 2015 as filed on March 16, 2016;

·	our Quarterly Report on Form 10-Q for the period ended September 30, 2016 as filed on November 14, 2016; and

·

our Current Reports on Forms 8-K as filed on March 16, 2016, March 22, 2016, May 16, 2016, August 15, 2016, August 19, 2019, August 24, 2016, September 19, 2016, September 23, 2016, October 6, 2016, October 12, 2016 and October 20, 2016.

We will provide without charge to any person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, excluding exhibits, unless we have specifically incorporated an exhibit in the incorporated document. Written requests should be directed to: Corporate Secretary, Social Reality, Inc., 456 Seaton Street, Los Angeles, CA  90013.

Each document or report subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document, unless otherwise provided in the relevant document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.

The information relating to our company contained in this prospectus and the accompanying prospectus supplement is not comprehensive, and you should read it together with the information contained in the incorporated documents.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation and by-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of any action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. Our certificate of incorporation contains a provision which eliminates, to the fullest extent permitted by the Delaware General Corporation Law, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

In addition to the indemnification provided under our certificate of incorporation and by-laws, we have entered into separate indemnification agreements with each of Messrs. Steel, Sumichrast and Dillman as well as Mr. Holsinger, our Chief Revenue Officer. Under these agreements, we have agreed to indemnify the individual (in excess of statutory indemnification) in connection with the occurrence of an indemnifiable event (as that term is defined in the agreement) against any and all expenses, including attorney's fees, judgments, ERISA excise taxes and penalties, amounts paid in settlement, costs of investigating and defending a proceeding and all other fees, costs and expenses associated therewith. We expect to enter into similar agreements with our remaining directors in the near future.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

1,525,000 Shares of Class A Common Stock and

Warrants to Purchase 965,500 shares of Class A Common Stock

PROSPECTUS SUPPLEMENT

Placement Agents

The Special Equities Group, LLC

a division of Bradley Woods & Co., Ltd.

 WestPark Capital, Inc.

August 12, 2019